Exhibit 99.1

FOR IMMEDIATE RELEASE

PHX Minerals Reports Record Royalty Volumes for The Quarter Ended March 31, 2023;

Announces Dividend Payment

FORT WORTH, Texas, May 9, 2023 – PHX MINERALS INC., “PHX” or the “Company” (NYSE: PHX), today reported financial and operating results for the quarter ended March 31, 2023.

Summary of Results for the Quarter Ended March 31, 2023

•
Net income was $9.6 million, or $0.27 per share, compared to net income of $3.3 million, or $0.09 per share, for the quarter ended Dec. 31, 2022, and net loss of ($4.0) million, or $(0.12) per share, for the quarter ended March 31, 2022.
•
Adjusted pretax net income(1) was $4.7 million, or $0.13 per share, compared to $2.3 million, or $0.07 per share, for the quarter ended Dec. 31, 2022, and $3.0 million, or $0.09 per share, for the quarter ended March 31, 2022.
•
Adjusted EBITDA(1) was $7.7 million, compared to $5.3 million for the quarter ended Dec. 31, 2022, and $5.8 million for the quarter ended March 31, 2022.
•
Royalty production volumes increased 29% to a record 2,094 Mmcfe compared to the quarter ended Dec. 31, 2022, and increased 35% compared to the quarter ended March 31, 2022.
•
Total production volumes increased 12% to 2,482 Mmcfe compared to the quarter ended Dec. 31, 2022, and increased 1% compared to the quarter ended March 31, 2022.
•
Converted 117 gross (0.46 net) wells to producing status, compared to 60 gross (0.27 net) during the quarter ended Dec. 31, 2022 and 108 gross (0.48 net) during the quarter ended March 31, 2022.
•
Inventory of 198 gross (0.65 net) wells in progress as of March 31, 2023, compared to 203 gross (0.83 net) as of Dec. 31, 2022.
•
Total debt was $26.0 million and the debt to adjusted EBITDA (TTM) (1) ratio was 0.91x at March 31, 2023.
•
PHX closed on acquisitions totaling 913 net royalty acres located in the SCOOP and the Haynesville plays for approximately $10.8 million.
•
PHX announced a $0.0225 per share quarterly dividend, payable on June 6, 2023, to stockholders of record on May 22, 2023.

Subsequent Events

•
Subsequent to March 31, 2023, PHX entered into the fourth amendment to its credit agreement on May 5, 2023 pursuant to which, among other changes, the borrowing base under PHX’s credit facility will decrease from $50.0 million to $45.0 million in connection with its regularly scheduled semi-annual redetermination. This reduction in the borrowing base constitutes the periodic redetermination of the borrowing base scheduled for June 1, 2023 under the terms of the Credit Agreement.
(1)
This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.

Chad L. Stephens, President and CEO, commented, “PHX delivered record royalty volumes and solid profitability, despite the macro headwinds facing natural gas, demonstrating the benefits of our risk-mitigated minerals-only model. The strong sequential improvement compared to the December quarter underscores what I mentioned on the last earnings release regarding quarter-to-quarter lumpiness in our results. This is more reflective of the royalty volume growth potential of our Company. We have built a portfolio of high-quality mineral assets, and believe our Haynesville and SCOOP inventory in the core of the plays will pay dividends in the short and long term across various natural gas pricing environments. Our inventory of wells in progress, including permits and wells being drilled or waiting on completion, continues to be strong, which will translate into future royalty volumes growth. We remain bullish on a recovery in natural gas prices into the winter of 2023, as the current supply-demand imbalances dissipate. As part of our strategy, we continue to focus on balance sheet management and maintaining appropriate leverage and ample liquidity. Our

PHX Minerals Inc.

Reports Quarter ended March.31, 2023 Results …cont.

minerals-only strategy, without any significant capital commitments, enables us to quickly pivot in how we allocate capital, as shown by our lower debt balance as of March 31 compared to the prior December 31 quarter. Lastly, our borrowing base was reduced by $5 million to $45 million. This is a reflection of lower natural gas prices and not the quality of our reserves. The decrease in the borrowing base in no way affects our acquisition strategy or our ability to execute.”

Financial Highlights

	Three Months Ended	Three Months Ended
	March 31, 2023	March 31, 2022
Royalty Interest Sales	$10,123,741	$8,878,994
Working Interest Sales	$1,733,506	$5,904,871
Natural Gas, Oil and NGL Sales	$11,857,247	$14,783,865

Gains (Losses) on Derivative Contracts	$3,802,820	$(12,983,406)
Lease Bonuses and Rental Income	$313,150	$161,908
Total Revenue	$15,973,217	$1,962,367

Lease Operating Expense
per Working Interest Mcfe	$1.40	$1.02
Transportation, Gathering and Marketing
per Mcfe	$0.45	$0.61
Production Tax per Mcfe	$0.23	$0.28
G&A Expense per Mcfe	$1.20	$1.12
Cash G&A Expense per Mcfe (1)	$0.95	$0.93
Interest Expense per Mcfe	$0.22	$0.09
DD&A per Mcfe	$0.76	$0.86
Total Expense per Mcfe	$3.08	$3.34

Net Income (Loss)	$9,553,244	$(4,020,455)
Adjusted EBITDA (2)	$7,740,240	$5,819,415

Cash Flow from Operations (3)	$8,933,477	$7,296,330
CapEx (4)	$190,826	$86,671
CapEx - Mineral Acquisitions	$10,236,615	$9,274,447

Borrowing Base	$50,000,000	$32,000,000
Debt	$26,000,000	$24,000,000
Debt to Adjusted EBITDA (TTM) (2)	0.91	1.23

(1)
Cash G&A expense is G&A excluding restricted stock and deferred director’s expense from the adjusted EBITDA table on page 10.
(2)
This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.
(3)
GAAP cash flow from operations. See page 8.
(4)
Includes legacy working interest expenditures and fixtures and equipment.

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PHX Minerals Inc.

Reports Quarter ended March.31, 2023 Results …cont.

Operating Highlights

	Three Months Ended	Three Months Ended
	March 31, 2023	March 31, 2022
Gas Mcf Sold	1,959,010	1,908,030
Average Sales Price per Mcf before the
effects of settled derivative contracts	$3.53	$4.47
Average Sales Price per Mcf after the
effects of settled derivative contracts	$3.83	$3.28
% of sales subject to hedges	48%	61%
Oil Barrels Sold	54,107	51,631
Average Sales Price per Bbl before the
effects of settled derivative contracts	$76.01	$91.26
Average Sales Price per Bbl after the
effects of settled derivative contracts	$69.90	$63.77
% of sales subject to hedges	45%	73%
NGL Barrels Sold	33,104	40,371
Average Sales Price per Bbl(1)	$25.18	$38.05

Mcfe Sold	2,482,276	2,460,042
Natural gas, oil and NGL sales before the
effects of settled derivative contracts	$11,857,247	$14,783,865
Natural gas, oil and NGL sales after the
effects of settled derivative contracts	$12,113,923	$11,079,618

(1) There were no NGL settled derivative contracts during the 2023 and 2022 quarters.

Total Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
3/31/2023	1,959,010	54,107	33,104	2,482,276
12/31/2022	1,669,320	52,406	38,611	2,215,419
9/30/2022	2,047,614	49,902	40,761	2,591,588
6/30/2022	1,897,799	48,928	39,732	2,429,760

Total production volumes attributable to natural gas were 79% for the quarter ended March 31, 2023.

Royalty Interest Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
3/31/2023	1,700,974	45,395	20,063	2,093,722
12/31/2022	1,303,825	33,691	20,353	1,628,089
9/30/2022	1,525,363	32,202	20,488	1,841,502
6/30/2022	1,283,737	32,562	19,369	1,595,323

Royalty production volumes attributable to natural gas were 81% for the quarter ended March 31, 2023.

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PHX Minerals Inc.

Reports Quarter ended March.31, 2023 Results …cont.

Working Interest Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
3/31/2023	258,036	8,712	13,041	388,554
12/31/2022	365,495	18,715	18,258	587,330
9/30/2022	522,251	17,700	20,273	750,086
6/30/2022	614,062	16,366	20,363	834,437

Quarter Ended March 31, 2023, Results

The Company recorded net income of $9.6 million, or $0.27 per share, for the quarter ended March 31, 2023, as compared to a net loss of ($4.0) million, or ($0.12) per share, for the quarter ended March 31, 2022. The change in net income was principally the result of increased gains associated with our hedge contracts and increased gains on asset sales, partially offset by decreased natural gas, oil and NGL sales and increased income tax provision.

Natural gas, oil and NGL revenue decreased $2.9 million, or 20%, for the quarter ended March 31, 2023, compared to the quarter ended March 31, 2022, due to decreases in natural gas, oil and NGL prices of 21%, 17% and 34%, respectively, and a decrease in NGL volumes of 18%, partially offset by an increase in natural gas and oil volumes of 3% and 5%, respectively.

The production increase in royalty volumes during the quarter ended March 31, 2023, as compared to the quarter ended March 31, 2022, resulted from new wells in the Haynesville Shale and Bakken plays coming online. The decrease in working interest volumes resulted from the divestiture of low-value legacy working interests in the Eagle Ford Shale in Texas and the Arkoma Stack in Oklahoma, and naturally declining production in high-interest wells in the STACK.

The Company had a net gain on derivative contracts of $3.8 million in the quarter ended March 31, 2023, of which $0.6 million is a gain on settled derivatives and $3.2 million is a non-cash gain on derivatives, as compared to a net loss of ($13.0) million in the quarter ended March 31, 2022. Gain on settled derivative contracts for the quarter ended March 31, 2023, excludes $0.4 million of cash paid to settle off-market derivative contracts. The total cash received to settle hedge contracts during the quarter ended March 31, 2023 was $0.3 million. The change in net gain on derivative contracts was due to the Company’s settlements of natural gas and oil collars and fixed price swaps and the change in valuation caused by the difference in March 31, 2023 pricing relative to the strike price on open derivative contracts.

The Company closed on the previously announced divestitures of non-operated working interest in the Arkoma Stack and Eagle Ford plays, which resulted in a net gain on sale of $4.2 million recognized in the quarter ended March 31, 2023.

The 8% decrease in total cost per Mcfe in the quarter ended March 31, 2023, relative to the quarter ended March 31, 2022, was primarily driven by a decrease in lease operating expense and transportation, gathering and marketing expense.

Operations Update

During the quarter ended March 31, 2023, the Company converted 117 gross (0.46 net) wells to producing status, including 45 gross (0.34 net) wells in the Haynesville, 20 gross (0.03 net) wells in the SCOOP and 4 gross (0.01 net) in the Bakken, compared to 108 gross (0.48 net) wells in the quarter ended March 31, 2022.

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PHX Minerals Inc.

Reports Quarter ended March.31, 2023 Results …cont.

At March 31, 2023, the Company had a total of 198 gross (0.65 net) wells in progress across its mineral positions and 86 gross (0.24 net) active permitted wells, compared to 203 gross (0.83 net) wells in progress and 76 gross (0.22 net) active permitted wells at Dec. 31, 2022. As of April 10, 2023, 26 rigs were operating on the Company’s acreage with 95 rigs operating within 2.5 miles of its acreage.

			Bakken/
			Three	Arkoma
	SCOOP	STACK	Forks	Stack	Haynesville	Other	Total
As of March 31, 2023:
Gross Wells in Progress on PHX Acreage (1)	68	21	9	5	90	5	198
Net Wells in Progress on PHX Acreage (1)	0.205	0.028	0.001	0.004	0.398	0.012	0.648
Gross Active Permits on PHX Acreage	27	12	3	5	31	8	86
Net Active Permits on PHX Acreage	0.025	0.053	0.001	0.002	0.130	0.030	0.241

As of April 10, 2023:
Rigs Present on PHX Acreage	8	2	-	-	15	1	26
Rigs Within 2.5 Miles of PHX Acreage	18	18	5	1	40	13	95

(1) Wells in progress includes drilling wells and drilled but uncompleted wells, or DUCs.

Leasing Activity

During the quarter ended March 31, 2023, the Company leased 512 net mineral acres for an average bonus payment of $978 per net mineral acre and an average royalty of 24%.

Acquisition and Divestiture Update

During the quarter ended March 31, 2023, the Company purchased 913 net royalty acres for approximately $10.8 million and sold 757 net mineral acres, which were outside the Company's core focus areas and predominantly undeveloped and unleased, for approximately $0.3 million. The Company also sold 268 gross non-operated working interest wellbores for approximately $10.7 million.

	Acquisitions
Three Months Ended March 31, 2023	SCOOP	Haynesville	Other	Total
Net Mineral Acres Purchased	240	361	-	601
Net Royalty Acres Purchased	345	568	-	913

Quarterly Conference Call

PHX will host a conference call to discuss the Company’s results for the quarter ended March 31, 2023, at 11 a.m. EDT tomorrow, May 10, 2023. Management’s discussion will be followed by a question-and-answer session with investors.

To participate on the conference call, please dial 877-407-3088 (toll-free domestic) or 201-389-0927. A replay of the call will be available for 14 days after the call. The number to access the replay of the conference call is 877-660-6853 and the PIN for the replay is 13738368.

A live audio webcast of the conference call will be accessible from the “Investors” section of PHX’s website at https://phxmin.com/events. The webcast will be archived for at least 90 days.

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PHX Minerals Inc.

Reports Quarter ended March.31, 2023 Results …cont.

FINANCIAL RESULTS

Statements of Operations

	Three Months Ended March 31,
	2023	2022
Revenues:
Natural gas, oil and NGL sales	$11,857,247	$14,783,865
Lease bonuses and rental income	313,150	161,908
Gains (losses) on derivative contracts	3,802,820	(12,983,406)
	15,973,217	1,962,367
Costs and expenses:
Lease operating expenses	545,767	929,454
Transportation, gathering and marketing	1,128,756	1,488,518
Production taxes	581,433	697,393
Depreciation, depletion and amortization	1,889,990	2,121,116
Provision for impairment	2,073	-
Interest expense	557,473	230,212
General and administrative	2,981,909	2,744,264
Losses (gains) on asset sales and other	(4,334,428)	(2,261,135)
Total costs and expenses	3,352,973	5,949,822
Income (loss) before provision (benefit) for income taxes	12,620,244	(3,987,455)

Provision (benefit) for income taxes	3,067,000	33,000

Net income (loss)	$9,553,244	$(4,020,455)

Basic and diluted earnings (loss) per common share	$0.27	$(0.12)

Weighted average shares outstanding:
Basic	35,935,791	34,292,455
Diluted	35,935,791	34,292,455

Dividends per share of
common stock paid in period	$0.0225	$0.015

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PHX Minerals Inc.

Reports Quarter ended March.31, 2023 Results …cont.

Balance Sheets

	March 31, 2023	Dec. 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,161,460	$2,115,652
Natural gas, oil, and NGL sales receivables (net of $0	7,455,323	9,783,996
allowance for uncollectable accounts)
Refundable income taxes	776,077	-
Derivative contracts, net	2,040,999	-
Held for sale assets	-	6,420,051
Other	829,818	1,543,956
Total current assets	12,263,677	19,863,655

Properties and equipment at cost, based on
successful efforts accounting:
Producing natural gas and oil properties	187,426,879	181,431,139
Non-producing natural gas and oil properties	61,931,041	57,781,644
Other	1,245,782	1,122,436
	250,603,702	240,335,219
Less accumulated depreciation, depletion and amortization	(108,382,522)	(107,085,212)
Net properties and equipment	142,221,180	133,250,007

Derivative contracts, net	112,456	141,345
Operating lease right-of-use assets	674,095	706,871
Other, net	652,966	695,399
Total assets	$155,924,374	$154,657,277

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$308,508	$504,466
Derivative contracts, net	-	1,534,034
Income taxes payable	-	576,427
Current portion of operating lease liability	222,001	217,656
Held for sale liabilities	-	889,155
Accrued liabilities and other	1,860,808	3,121,522
Total current liabilities	2,391,317	6,843,260

Long-term debt	26,000,000	33,300,000
Deferred income taxes, net	5,387,906	2,453,906
Asset retirement obligations	1,032,257	1,027,777
Operating lease liability, net of current portion	871,971	929,208

Total liabilities	35,683,451	44,554,151

Stockholders' equity:
Common Stock, $0.01666 par value; 54,000,500 shares authorized and
35,938,206 issued at March 31, 2023; 54,000,500 shares authorized
and 35,938,206 issued at Dec. 31, 2022	598,731	598,731
Capital in excess of par value	43,134,738	43,344,916
Deferred directors' compensation	1,313,162	1,541,070
Retained earnings	78,428,984	68,925,774
	123,475,615	114,410,491
Less treasury stock, at cost; 225,484 shares at March 31,
2023, and 300,272 shares at Dec. 31, 2022	(3,234,692)	(4,307,365)
Total stockholders' equity	120,240,923	110,103,126
Total liabilities and stockholders' equity	$155,924,374	$154,657,277

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PHX Minerals Inc.

Reports Quarter ended March.31, 2023 Results …cont.

Condensed Statements of Cash Flows

	Three Months Ended March 31,
	2023	2022
Operating Activities
Net income (loss)	$9,553,244	$(4,020,455)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	1,889,990	2,121,116
Impairment of producing properties	2,073	-
Provision for deferred income taxes	2,934,000	(339,000)
Gain from leasing fee mineral acreage	(313,150)	(160,829)
Proceeds from leasing fee mineral acreage	373,878	233,744
Net (gain) loss on sales of assets	(4,417,983)	(2,334,644)
Directors' deferred compensation expense	53,589	35,461
Total (gain) loss on derivative contracts	(3,802,820)	12,983,406
Cash receipts (payments) on settled derivative contracts	816,838	(176,510)
Restricted stock award expense	580,998	433,137
Other	35,904	(8,655)
Cash provided (used) by changes in assets and liabilities:
Natural gas, oil and NGL sales receivables	2,328,673	(1,431,299)
Other current assets	123,948	120,291
Accounts payable	(175,207)	4,062
Income taxes receivable	(776,077)	-
Other non-current assets	40,576	54,722
Income taxes payable	(576,427)	(246,206)
Accrued liabilities	261,430	27,989
Total adjustments	(619,767)	11,316,785
Net cash provided by operating activities	8,933,477	7,296,330

Investing Activities
Capital expenditures	(190,826)	(86,671)
Acquisition of minerals and overriding royalty interests	(10,236,615)	(9,274,447)
Net proceeds from sales of assets	9,210,005	2,294,480
Net cash provided (used) by investing activities	(1,217,436)	(7,066,638)

Financing Activities
Borrowings under credit facility	6,000,000	6,000,000
Payments of loan principal	(13,300,000)	(2,000,000)
Net proceeds from equity issuance	-	(40,150)
Cash receipts from (payments on) off-market derivative contracts	(560,162)	(3,527,738)
Payments of dividends	(810,071)	(517,479)
Net cash provided (used) by financing activities	(8,670,233)	(85,367)

Increase (decrease) in cash and cash equivalents	(954,192)	144,325
Cash and cash equivalents at beginning of period	2,115,652	1,559,350
Cash and cash equivalents at end of period	$1,161,460	$1,703,675

Supplemental Disclosures of Cash Flow Information:

Interest paid (net of capitalized interest)	$611,922	$208,000
Income taxes paid (net of refunds received)	$1,485,505	$618,206

Supplemental Schedule of Noncash Investing and Financing Activities:

Dividends declared and unpaid	$50,034	$-

Gross additions to properties and equipment	$10,996,880	$9,338,855
Net (increase) decrease in accounts payable for properties
and equipment additions	(569,439)	22,263
Capital expenditures and acquisitions	$10,427,441	$9,361,118

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PHX Minerals Inc.

Reports Quarter ended March.31, 2023 Results …cont.

Derivative Contracts as of March 31, 2023

Production volume
Contract period	covered per month	Index	Contract price
Natural gas costless collars
April - December 2023	20,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $4.70 ceiling
April - June 2023	100,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $7.00 ceiling
July - September 2023	75,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $7.00 ceiling
October - December 2023	25,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $7.00 ceiling
January 2024	135,000 Mmbtu	NYMEX Henry Hub	$4.50 floor / $7.90 ceiling
February 2024	125,000 Mmbtu	NYMEX Henry Hub	$4.50 floor / $7.90 ceiling
March 2024	130,000 Mmbtu	NYMEX Henry Hub	$4.50 floor / $7.90 ceiling
April 2024	90,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.70 ceiling
May 2024	95,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.70 ceiling
June 2024	90,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.70 ceiling
January - March 2024	30,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $6.00 ceiling
Natural gas fixed price swaps
April - December 2023	100,000 Mmbtu	NYMEX Henry Hub	$3.37
April - December 2023	20,000 Mmbtu	NYMEX Henry Hub	$3.57
April - October 2023	20,000 Mmbtu	NYMEX Henry Hub	$3.58
July - October 2024	75,000 Mmbtu	NYMEX Henry Hub	$3.47
Oil costless collars
March - June 2023	2,500 Bbls	NYMEX WTI	$75.00 floor / $96.00 ceiling
January 2024	1,850 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
February 2024	1,700 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
March 2024	1,750 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
April 2024	1,700 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
May 2024	1,750 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
June 2024	1,650 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
January - March 2024	1,650 Bbls	NYMEX WTI	$65.00 floor / $76.50 ceiling
April - June 2024	500 Bbls	NYMEX WTI	$65.00 floor / $76.50 ceiling
July - October 2024	1,650 Bbls	NYMEX WTI	$65.00 floor / $76.50 ceiling
Oil fixed price swaps
March 2023	1,000 Bbls	NYMEX WTI	$64.00
March - December 2023	1,500 Bbls	NYMEX WTI	$67.55
March - December 2023	750 Bbls	NYMEX WTI	$70.05
March - December 2023	1,500 Bbls	NYMEX WTI	$80.80
April - December 2023	1,000 Bbls	NYMEX WTI	$80.74

Non-GAAP Reconciliation

This press release includes certain “non-GAAP financial measures” as defined under the rules and regulations of the U.S. Securities and Exchange Commission, or the SEC, including Regulation G. These non-GAAP financial measures are calculated using GAAP amounts in the Company’s financial statements. These measures, detailed below, are provided in addition to, not as an alternative for, and should be read in conjunction with, the information contained in the Company’s financial statements prepared in accordance with GAAP (including the notes thereto), included in the Company’s SEC filings and posted on its website.

Adjusted EBITDA Reconciliation

We define “adjusted EBITDA” as earnings before interest, taxes, depreciation and amortization, or EBITDA, excluding non-cash gains (losses) on derivatives and gains (losses) on asset sales and including cash receipts from (payments on) off-market derivatives and restricted stock and deferred directors’ expense. We have included a presentation of adjusted EBITDA because we recognize that certain investors consider this amount to be a useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance. Adjusted EBITDA has limitations and should not be considered in isolation or as a substitute for

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PHX Minerals Inc.

Reports Quarter ended March.31, 2023 Results …cont.

net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted EBITDA for the quarters indicated:

	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2023	March 31, 2022	Dec. 31, 2022
Net Income (Loss)	$9,553,244	$(4,020,455)	$3,346,133
Plus:
Income tax expense
(benefit)	3,067,000	33,000	981,000
Interest expense	557,473	230,212	637,698
DD&A	1,889,990	2,121,116	1,802,114
Impairment expense	2,073	-	6,100,696
Less:
Non-cash gains (losses)
on derivatives	3,172,399	(11,772,640)	6,265,041
Gains (losses) on asset sales	4,417,983	2,292,215	934,207
Plus:
Cash receipts from (payments on)
off-market derivative contracts(1)	(373,745)	(2,493,481)	(903,461)
Restricted stock and deferred
director's expense	634,587	468,598	569,084
Adjusted EBITDA	$7,740,240	$5,819,415	$5,334,016

(1) The initial receipt of $8.8 million of cash from BP Energy Company, or BP, for entering into the off-market derivative contracts had no effect on the Company’s statement of operations and was considered cash flow from financing activities. A portion of subsequent settlements with BP had no effect on the Company’s statement of operations.

Debt to Adjusted EBITDA (TTM) Reconciliation

“Debt to adjusted EBITDA (TTM)” is defined as the ratio of long-term debt to adjusted EBITDA on a trailing 12-month (TTM) basis. We have included a presentation of debt to adjusted EBITDA (TTM) because we recognize that certain investors consider such ratios to be a useful means of measuring our ability to meet our debt service obligations and for evaluating our financial performance. The debt to adjusted EBITDA (TTM) ratio has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of debt to adjusted EBITDA (TTM) may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted EBITDA on a TTM basis and of the resulting debt to adjusted EBITDA (TTM) ratio:

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PHX Minerals Inc.

Reports Quarter ended March.31, 2023 Results …cont.

	TTM Ended	TTM Ended
	March 31, 2023	March 31, 2022
Net Income (Loss)	$30,646,855	$(2,459,000)
Plus:
Income tax expense (benefit)	7,455,000	429,949
Interest expense	1,953,232	832,295
DD&A	7,265,346	7,412,214
Impairment expense	6,111,749	56,060
Less:
Non-cash gains (losses)
on derivatives	14,360,063	(8,580,898)
Gains (losses) on asset sales	9,604,551	450,074
Plus:
Cash receipts from (payments on)
off-market derivative contracts(1)	(3,618,427)	3,618,428
Restricted stock and deferred
director's expense	2,815,183	1,443,276
Adjusted EBITDA	$28,664,324	$19,464,046

Debt	$26,000,000	$24,000,000
Debt to Adjusted EBITDA (TTM)	0.91	1.23

(1) The initial receipt of $8.8 million of cash from BP for entering into the off-market derivative contracts had no effect on the Company’s statement of operations and was considered cash flow from financing activities. A portion of subsequent settlements with BP has no effect on the Company’s statement of operations.

Adjusted Pretax Net Income (Loss) Reconciliation

“Adjusted pretax net income (loss)” is defined as earnings before taxes and impairment expense, excluding non-cash gains (losses) on derivatives and gains (losses) on asset sales and including cash receipts from (payments on) off-market derivatives. We have included a presentation of adjusted pretax net income (loss) because we recognize that certain investors consider this amount to be a useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance. Adjusted pretax net income (loss) has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of adjusted pretax net income (loss) may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted pretax net income (loss) for the periods indicated:

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PHX Minerals Inc.

Reports Quarter ended March.31, 2023 Results …cont.

	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2023	March 31, 2022	Dec. 31, 2022
Net Income (Loss)	$9,553,244	$(4,020,455)	$3,346,133
Plus:
Income tax expense (benefit)	3,067,000	33,000	981,000
Impairment expense	2,073	-	6,100,696
Less:
Non-cash gains (losses)
on derivatives	3,172,399	(11,772,640)	6,265,041
Gains (losses) on asset sales	4,417,983	2,292,215	934,207
Plus:
Cash receipts from (payments on)
off-market derivative contracts(1)	(373,745)	(2,493,481)	(903,461)
Adjusted Pretax Net Income (Loss)	$4,658,190	$2,999,489	$2,325,120

Weighted average shares outstanding
Basic	35,935,791	34,292,455	35,679,740
Diluted	35,935,791	34,292,455	36,489,353

Adjusted Pretax Net Income (Loss)
per basic and diluted share	$0.13	$0.09	$0.07

(1) The initial receipt of $8.8 million of cash from BP for entering into the off-market derivative contracts had no effect on the Company’s statement of operations and was considered cash flow from financing activities. A portion of subsequent settlements with BP had no effect on the Company’s statement of operations.

PHX Minerals Inc. (NYSE: PHX) Fort Worth-based, PHX Minerals Inc. is a natural gas and oil mineral company with a strategy to proactively grow its mineral position in its core focus areas. PHX owns mineral acreage principally located in Oklahoma, Texas, Louisiana, North Dakota and Arkansas. Additional information on the Company can be found at www.phxmin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipates,” “plans,” “estimates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect PHX’s current views about future events. Forward-looking statements may include, but are not limited to, statements relating to: the Company’s operational outlook; the Company’s ability to execute its business strategies; the volatility of realized natural gas and oil prices; the level of production on the Company’s properties; estimates of quantities of natural gas, oil and NGL reserves and their values; general economic or industry conditions; legislation or regulatory requirements; conditions of the securities markets; the Company’s ability to raise capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; title defects in the properties in which the Company invests; and other economic, competitive, governmental, regulatory or technical factors affecting properties, operations or prices. Although the Company believes expectations reflected in these and other forward-looking statements are reasonable, the Company can give no assurance such expectations will prove to be correct. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties,

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PHX Minerals Inc.

Reports Quarter ended March.31, 2023 Results …cont.

many of which are beyond the control of the Company. These forward-looking statements involve certain risks and uncertainties that could cause results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company’s website or the SEC’s website at www.sec.gov.

Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:

Rob Fink / Stephen Lee

FNK IR

646.809.4048

PHX@fnkir.com

Corporate Contact:

405.948.1560

inquiry@phxmin.com

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